UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2023

Squarespace, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40393	20-0375811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, 12th Floor	10014
New York, New York	(Zip Code)
(Address of Principal Executive Offices)
(646) 580-3456
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On September 12, 2023, Squarespace, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, General Atlantic (SQRS) LP (the “Selling Stockholder”) and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives to the several underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of 5,000,000 shares of Class A common stock by the Selling Stockholder and up to 750,000 additional shares of Class A common stock by the Selling Stockholder at the Underwriters’ option. On September 13, 2023, the Underwriters exercised the option in full.
The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Stockholder and the Underwriters, as well as termination and other customary provisions.
The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 274481) that became effective under the Securities Act of 1933, as amended, when filed with the Securities and Exchange Commission on September 12, 2023, and a related prospectus supplement dated September 12, 2023.
The Offering closed on September 15, 2023. The Company did not sell any securities in the Offering and will not receive any proceeds from the sale of the shares offered by the Selling Stockholder.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 12, 2023, among Squarespace, Inc., General Atlantic (SQRS) LP and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives to the several underwriters named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: September 15, 2023	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary